SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2007

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	001-32279	55-0862656
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. RiverCenter Blvd., Suite 480

Covington, KY 41011

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (859) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As previously announced, Eagle Hospitality Properties Trust, Inc. (the “Company”) has entered into an Agreement and Plan of Merger, dated April 27, 2007 (the “Merger Agreement”), between the Company, AP AIMCAP Holdings LLC (“Purchaser”), AP AIMCAP Corporation, a wholly-owned subsidiary of Purchaser (“Merger Sub”), and EHP Operating Partnership L.P., the Company’s operating partnership (the “Partnership”).

In furtherance of the Merger Agreement and at the request of Purchaser, on June 15, 2007, the Company sent a written notice to Commonwealth Hotels, Inc. (“Commonwealth”) to terminate the hotel management agreement for the Embassy Suites Hotel Phoenix-Scottsdale. The termination notice is expressly conditioned upon the consummation of the transactions contemplated by the Merger Agreement, and will be effective upon the later of (i) 60 days after receipt of the notice and (ii) the consummation of the transactions contemplated by the Merger Agreement. The hotel management agreement provides for a termination fee payable to Commonwealth following the effective date of the termination. Such termination fees will be payable in accordance with the hotel management agreement following the consummation of the transactions contemplated by the Merger Agreement.

As previously announced, on May 25, 2007, the Company sent written notices to terminate the hotel management agreements for nine of its hotels, eight of which are managed by Commonwealth. On May 30, 2007, the Company received a notice from Commonwealth disputing the Company’s right to give notice of termination under the hotel management agreements with Commonwealth prior to the consummation of the transactions contemplated by the Merger Agreement. Commonwealth has demanded arbitration of the termination of the hotel management agreements and other related issues. The Company disagrees with Commonwealth’s claims and plans to arbitrate these issues.

William P. Butler, the non-executive Chairman of the Board of Directors of the Company, is also the Chairman of, and the owner of an 85% interest in, Commonwealth Hotels, Inc., the manager with respect to nine of our hotels. A form of the hotel management agreements with Commonwealth Hotels, Inc., was previously filed as Exhibit 10.13 to the Company’s Amendment No. 2 to Form S-11 (Registration No. 333-115213).

Important Additional Information Regarding the Merger

On May 24, 2007, the Company filed with the SEC a preliminary proxy statement in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT FILED WITH THE SEC AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PURCHASER AND THE MERGER. The preliminary proxy statement filed with the SEC, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The definitive proxy statement and other relevant material (when they become available) may also be obtained free of charge by calling the Company’s Investor Relations Department at (859) 581-5900 or on the Company’s website.

Participants in Proxy Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company’s participants in the solicitation, which may be different than those of the Company’s shareholders generally, by reading the proxy statement relating to the merger, as well as, information included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:	/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

Dated: June 20, 2007